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                                                                   Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-46920 of Abrams Industries, Inc. and subsidiaries on Form S-8 of our report dated July 25, 2005, appearing in this Annual Report on Form 10-K of Abrams Industries, Inc. and subsidiaries for the year ended April 30, 2005.

/s/ Deloitte & Touch LLP

Atlanta, Georgia
July 25, 2005